EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Limited Partner Units, of TransMontaigne Partners L.P., a Delaware limited partnership, and further agrees that this joint filing agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated as of November 17, 2008.

MORGAN STANLEY

       /s/ Dennine Bullard

Name: Dennine Bullard
Title: Executive Director, Authorized Signatory

MORGAN STANLEY CAPITAL GROUP INC.

     /s/ Robert P. Kinney

Name: Robert P. Kinney
Title: Vice President

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

   /s/  Edgar Sabounghi

Name: Edgar Sabounghi
Title: Vice President

MORGAN STANLEY & CO. INCORPORATED

     /s/ Dennine Bullard

Name: Dennine Bullard
Title: Executive Director, Authorized Signatory

TRANSMONTAIGNE INC.

   /s/  Randall J. Larson

Name: Randall J. Larson
Title: President & CEO

TRANSMONTAIGNE PRODUCT SERVICES INC.

   /s/  Randall J. Larson

Name: Randall J. Larson
Title: President & CEO

TRANSMONTAIGNE HOLDINGS L.L.C

   /s/  Randall J. Larson

Name: Randall J. Larson
Title: President & CEO

TRANSMONTAIGNE HOLDINGS INC.

   /s/  Randall J. Larson

Name: Randall J. Larson
Title: President & CEO